EXHIBIT 23.2

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                                  RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


I consent to the use in the Registration Statement of Colorado Ceramic Tile, Inc. on Form S-1 of my Report of Independent Registered Public Accounting Firm, dated December 22, 2010 on the balance sheets of Colorado Ceramic Tile, Inc. as at June 30, 2009 and 2010, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.



/s/ Ronald R. Chadwick, P.C.

RONALD R. CHADWICK, P.C.

Aurora, Colorado
January 10, 2011